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                                 Exhibit 23 (j)

                          Independent Auditors Consent

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of California Investment Trust and to the use of our report dated September 30, 1999 on the financial statements and financial highlights of California Tax-Free Income Fund, California Insured Intermediate Fund, and California Tax-Free Money Market Fund, each a series of shares of California Investment Trust. Such financial statements and financial highlights appear in the 1999 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.

                                                      /s/ TAIT, WELLER & BAKER
                                                     ---------------------------
                                                         TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
December 21, 1999